Greektown Superholdings, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE
October 26, 2011

Media Contact:
Lloryn Love, Greektown Casino-Hotel
313.223.2999 x5455
313.477.6617 (cell)
LLove@greektowncasino.com

Greektown Casino-Hotel Announces Ratification of Labor Agreement

DETROIT – Greektown Superholdings, Inc. (“Greektown”) today announced the ratification of a four-year labor agreement on October 24, 2011 by the membership of the five unions constituting the Detroit Casino Council, which represents the majority of Greektown’s approximately 2,000 employees.

The agreement was ratified with approximately 75% of the membership voting in favor of the agreement.

“We are pleased that we reached a deal that addresses the needs of employees and positions Greektown for future success,” said Michael Puggi, President & CEO of Greektown. “This agreement provides the foundation for our plans to transform Greektown Casino-Hotel into a preferred gaming and entertainment destination. A strong partnership with our employees is essential for us to realize that vision.”

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About Greektown Superholdings, Inc.
Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel. Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000. Greektown Casino-Hotel offers such amenities as the International Buffet, Eclipz Lounge, Shotz Sports Bar & Grill, Bistro 555 and a VIP lounge for players. Greektown Casino-Hotel opened its 400-room hotel tower in February 2009 and recently became the first Michigan casino to debut a smartphone application. For more information, visit greektowncasinohotel.com.

555 E. LAFAYETTE AVENUE, DETROIT, MI 48226 ¦ 877.424.5554 GREEKTOWNCASINOHOTEL.COM

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about capitalization and performance of Greektown. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond Greektown’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, general economic and business conditions, competitive conditions and ability to service indebtedness as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Greektown. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

555 E. LAFAYETTE AVENUE, DETROIT, MI 48226 ¦ 877.424.5554 GREEKTOWNCASINOHOTEL.COM